AMC GLOBAL MEDIA INC. REPORTS THIRD QUARTER 2026 RESULTS
New York, NY – November 9, 2026: AMC Global Media Inc. ("AMC Global Media" or the "Company") (NASDAQ: AMCX) today reported financial results for the third quarter ended September 30, 2026.
Chief Executive Officer Kristin Dolan said: "We saw consolidated revenue growth in the third quarter, led by our licensing and streaming businesses. We also saw sequential and year-over-year improvements in both domestic affiliate and advertising revenue trends. We continue to leverage our key points of differentiation including a targeted streaming strategy that is complementary to larger and more expensive options from other providers, running on a single technology platform with attractive pricing and packaging. Our AMC Studios business is creating valuable and distinctive IP for our own platforms and for partners through co-production relationships and content sales."
Operational Highlights:
•Announced that all seasons of The Walking Dead will be available on AMC+ as part of The Walking Dead Universe Collection, which includes all six spin-off series, beginning on January 7th.
•Expanded relationship with Netflix through an innovative co-production agreement to develop new AMC Studios series together. Greenlit the first new series under this new construct, a spy drama called Bannerman.
•Partnered with Alcon Entertainment and StudioCanal to greenlight new AMC Studios co-produced series Point Break.
•Greenlit Happy Jack, a new AMC Studios comedy starring Charlie Sheen and Martin Sheen, set to premiere on AMC and AMC+ in 2027.
•Commenced production on Thunder Road, the AMC Studios multi-generational racing drama produced in partnership with NASCAR and starring Dennis Quaid.
Financial Highlights – Third Quarter Ended September 30, 2026:
•Net cash used in operating activities of $42 million; Free Cash Flow(1) of $(52) million.
◦Free Cash Flow of $33 million, excluding the impact of one-time settlement payment.
•Operating loss of $42 million; Adjusted Operating Income(1) of $70 million.
•Domestic Operations revenue of $495 million increased 2% from the prior year period.
•Diluted EPS of $(1.13); Adjusted EPS(1) of $0.44.
Consolidated Results:

(dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Net Revenues	$566,070	$561,741	0.8%	$1,655,692	$1,716,998	(3.6)%
Operating Income (Loss)	$(41,614)	$55,518	n/m	$5,501	$184,184	(97.0)%
Adjusted Operating Income	$70,441	$94,446	(25.4)%	$185,483	$308,317	(39.8)%

Diluted Earnings (Loss) Per Share	$(1.13)	$1.38	n/m	$(2.06)	$2.63	n/m
Adjusted Earnings Per Share	$0.44	$0.18	n/m	$0.33	$1.39	(76.3)%

Net cash provided by (used in) operating activities	$(41,826)	$44,828	n/m	$82,833	$256,424	(67.7)%
Free Cash Flow	$(52,439)	$41,996	n/m	$55,643	$231,922	(76.0)%
n/m - Absolute percentages greater than 100% and comparisons between positive and negative values or zero values are considered not meaningful.
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results – Domestic Operations:

(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Revenues, net:
Subscription	$308,447	$316,243	(2.5)%	$919,631	$949,975	(3.2)%
Advertising	102,448	110,033	(6.9)%	324,124	351,887	(7.9)%
Content licensing and other	84,247	59,447	41.7%	192,464	197,021	(2.3)%
Total revenues, net	$495,142	$485,723	1.9%	$1,436,219	$1,498,883	(4.2)%

Segment Adjusted Operating Income	$89,135	$112,223	(20.6)%	$242,368	$362,486	(33.1)%
Third Quarter Results
•Domestic Operations revenue increased 2% from the prior year to $495 million.
◦Subscription revenue decreased 2% to $308 million primarily due to a decline in affiliate revenue, partially offset by streaming revenue growth.
▪Streaming revenue increased 4% to $181 million primarily due to the impact of price increases across our services. Excluding revenue from ALLBLK in the current and prior third quarter periods, streaming revenue increased 7%.
▪Affiliate revenue declined 11% to $127 million primarily due to basic subscriber declines.
◦Advertising revenue decreased 7% to $102 million primarily due to lower marketplace pricing, partially offset by digital advertising growth.
◦Content licensing revenue increased 42% to $84 million primarily due to the timing and availability of deliveries in the period.
•Segment Adjusted Operating Income decreased 21% to $89 million. The decrease in segment Adjusted Operating Income was primarily driven by increased technical and operating expenses.

Segment Results – International:

(dollars in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Revenues, net:
Subscription	$46,088	$48,087	(4.2)%	$139,062	$139,858	(0.6)%
Advertising	24,255	25,898	(6.3)%	77,010	74,509	3.4%
Content licensing and other	2,911	3,159	(7.9)%	8,045	8,258	(2.6)%
Total revenues, net	$73,254	$77,144	(5.0)%	$224,117	$222,625	0.7%

Segment Adjusted Operating Income	$10,517	$11,923	(11.8)%	$30,313	$36,511	(17.0)%
Third Quarter Results
•International revenue decreased 5% from the prior year to $73 million. Excluding the impact of foreign currency translation, International revenue decreased 4%.
◦Subscription revenue decreased 4% to $46 million primarily due to the previously disclosed wind-down of a joint venture that operated primarily in Poland and Africa and the impact of foreign currency translation. Excluding the impact of foreign currency translation, subscription revenue decreased 3%.
◦Advertising revenue decreased 6% to $24 million primarily due to a decline in the U.K. advertising market, partially offset by digital advertising growth.
•Segment Adjusted Operating Income decreased 12% to $11 million. Segment adjusted operating income decreased primarily due to lower subscription and advertising revenues, partially offset by lower selling, general and administrative expenses.

Other Matters:
Legal Settlement
On September 4, 2026, the Company entered into a settlement agreement (the “Settlement Agreement”) with Robert Kirkman, Robert Kirkman, LLC, Glen Mazzara, 44 Strong Productions, Inc., David Alpert, Circle of Confusion Productions, LLC, New Circle of Confusion Productions, Inc., Charles Eglee, United Bongo Drum, Inc.; Gale Anne Hurd, and Valhalla Entertainment, Inc. f/k/a Valhalla Motion Pictures, Inc. (together, the "Plaintiffs") resolving breach of contract claims. The complaint was initially filed in 2022 and a jury trial was scheduled to commence on October 27, 2026.
The Settlement Agreement provides for total consideration of $120 million (the “Settlement Payment”) to the Plaintiffs consisting of (i) a cash payment of $85 million, paid on September 16, 2026 and (ii) $35 million to be paid no later than January 31, 2027, which $35 million payment will be treated as an advance against Modified Adjusted Gross Receipts participation amounts that will accrue in the normal course on a go-forward basis to the Plaintiffs under contractual arrangements relating to the television series The Walking Dead and Fear the Walking Dead.
With regard to the Settlement Payment, the Company recorded a charge of $85 million during the three months ended September 30, 2026, included in Impairment and other charges, in consideration for the dismissal of the action with prejudice.
Sale of a Business
On August 26, 2026, the Company divested its ALLBLK streaming business in a cash sale transaction. The transaction resulted in a pre-tax gain of $3.7 million recorded in Impairment and other charges for the three months ended September 30, 2026. Subsequent to the divestiture, the Company entered into a long-term content licensing agreement with the buyer of the ALLBLK streaming business.
Restructuring and Other Related Charges
Third quarter restructuring and other related charges were $2.2 million and included $2.1 million related to the sale of ALLBLK and $0.1 million related to the Company's restructuring plan in its International segment.
Stock Repurchase Program
On May 8, 2026, the Company entered into an accelerated share repurchase ("ASR") agreement with Citibank, N.A. (“Citibank”) to repurchase $30 million of its outstanding Class A Common Stock as part of its existing Stock Repurchase Program. Under the ASR agreement, which concluded in October, the Company repurchased 2,817,888 shares of Class A Common Stock.
As of September 30, 2026, the Company had $87 million of authorization remaining for repurchase under the Stock Repurchase Program.
Outstanding Shares
As of October 30, 2026, the Company had 29,674,947 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.

Please see the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures
Internally, the Company uses Adjusted Operating Income (Loss) and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.
The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit (including equity-classified share-based compensation expenses or benefit and liability-classified share-based compensation expenses or benefit for non-employee director stock units), depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, the Company may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from Adjusted Operating Income (Loss) that affect the Company's operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expenses or benefit (including equity-classified share-based compensation expenses or benefit and liability-classified share-based compensation expenses or benefit for non-employee director stock units) allows management and investors to better track the performance of the various operating units of the business without regard to the period-to-period effects of share-based compensation awards, including the changes in fair value of liability-classified share-based compensation awards to non-employee directors that will be cash settled. Beginning in June 2026, non-employee directors receive a portion of their compensation in director stock units that will be settled in cash. These liability-classified share-based compensation awards to non-employee directors are included in the share-based compensation adjustment to operating income (loss) to allow for comparability between periods without regard to the period-to-period effects of share-based compensation awards (including the changes in fair value of those awards from period to period). Liability-classified share-based compensation awards to employees are included in Adjusted Operating Income (Loss).
The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.
Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 10 of this release.
The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in the Company's Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 10 of this release.
The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items and other one-time tax charges/benefits. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 11-12 of this release.

Forward-Looking Statements
This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.
Conference Call Information
AMC Global Media will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2026 results. To listen to the call, please visit investors.amcglobalmedia.com.
About AMC Global Media
AMC Global Media (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, HIDIVE and All Reality; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution label Independent Film Company. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe. AMC Global Media is headquartered in the United States, with international operations in Iberia, Latin America, Central Europe, the U.K., Australia and New Zealand.
Contact

Investor Relations	Corporate Communications
Nicholas Seibert	Jim Maiella
nicholas.seibert@amcglobalmedia.com	jim.maiella@amcglobalmedia.com

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues, net	$566,070	$561,741	$1,655,692	$1,716,998
Operating expenses:
Technical and operating (excluding depreciation and amortization)	313,760	291,075	885,721	842,297
Selling, general and administrative	190,991	189,291	617,614	608,970
Depreciation and amortization	19,447	21,378	57,690	68,750
Impairment and other charges	81,280	—	81,280	—
Restructuring and other related charges	2,206	4,479	7,886	12,797
Total operating expenses	607,684	506,223	1,650,191	1,532,814
Operating income (loss)	(41,614)	55,518	5,501	184,184
Other income (expense):
Interest expense	(41,367)	(44,574)	(125,379)	(130,426)
Interest income	3,715	6,113	10,025	22,733
Gain (loss) on extinguishment of debt, net	—	105,316	(3,784)	131,061
Miscellaneous, net	(3,424)	473	(17,395)	21,180
Total other income (expense)	(41,076)	67,328	(136,533)	44,548
Income (loss) from operations before income taxes	(82,690)	122,846	(131,032)	228,732
Income tax (expense) benefit	36,656	(42,765)	48,069	(73,792)
Net income (loss) including noncontrolling interests	(46,034)	80,081	(82,963)	154,940
Less: Net income attributable to noncontrolling interests	(1,352)	(3,552)	(5,236)	(10,073)
Net income (loss) attributable to AMC Global Media's stockholders	$(47,386)	$76,529	$(88,199)	$144,867

Net income (loss) per share attributable to AMC Global Media's stockholders:
Basic	$(1.13)	$1.73	$(2.06)	$3.25
Diluted	$(1.13)	$1.38	$(2.06)	$2.63

Weighted average common shares:
Basic	41,847	44,136	42,824	44,606
Diluted	41,847	56,275	42,824	56,412

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) / (unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$(82,963)	$154,940
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	57,690	68,750
Share-based compensation expenses	19,693	19,827
Non-cash restructuring and other related charges	—	5,320
Amortization of program rights	630,132	625,870
Amortization of deferred carriage fees	8,014	18,210
Unrealized foreign currency transaction (gain) loss	5,683	(11,650)
Amortization of deferred financing costs and discounts on indebtedness	6,695	5,611
(Gain) loss on extinguishment of debt, net	3,784	(131,061)
Deferred income taxes	77,668	20,587
Gain on sale of business	(3,720)	—
Other, net	(1,639)	(7,531)
Changes in assets and liabilities:
Accounts receivable, trade (including amounts due from related parties, net)	40,698	58,753
Prepaid expenses and other assets	(118,555)	41,461
Program rights and obligations, net	(521,589)	(569,241)
Deferred revenue	(1,312)	13,505
Accounts payable, accrued liabilities and other liabilities	(37,446)	(56,927)
Net cash provided by operating activities	82,833	256,424
Cash flows from investing activities:
Capital expenditures	(27,190)	(24,502)
Proceeds from sale of business, net of disposal costs	26,467	—
Other investing activities, net	(734)	(8)
Net cash used in investing activities	(1,457)	(24,510)
Cash flows from financing activities:
Proceeds from the issuance of 10.50% Senior Secured Notes due 2032, net	—	394,500
Redemption of 10.25% Senior Secured Notes due 2029	(14,404)	—
Payments on Term Loan A Facility	(82,890)	(114,375)
Tender and repurchase of 4.25% Senior Notes due 2029	—	(569,078)
Payments for financing costs	(2,000)	(3,094)
Deemed repurchases of restricted stock units	(7,098)	(4,044)
Purchase of treasury stock	(30,000)	(10,329)
Principal payments on finance lease obligations	(2,596)	(3,542)
Distributions to noncontrolling interests	—	(7,271)
Net cash used in financing activities	(138,988)	(317,233)
Net increase (decrease) in cash and cash equivalents from operations	(57,612)	(85,319)
Effect of exchange rate changes on cash and cash equivalents	(4,605)	17,508
Cash and cash equivalents at beginning of period	502,379	784,649
Cash and cash equivalents at end of period	$440,162	$716,838

AMC GLOBAL MEDIA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$440,162	$502,379
Accounts receivable, trade (less allowance for doubtful accounts of $8,461 and $11,523)	532,401	575,263
Prepaid expenses and other current assets	318,086	202,967
Total current assets	1,290,649	1,280,609
Property and equipment, net of accumulated depreciation of $442,377 and $409,991	108,930	115,978
Program rights, net	1,508,526	1,763,084
Intangible assets, net	161,686	184,803
Goodwill	163,040	166,809
Deferred tax assets, net	11,656	17,781
Operating lease right-of-use assets	68,184	72,545
Other assets	352,822	335,272
Total assets	$3,665,493	$3,936,881
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$108,738	$94,742
Accrued liabilities	292,769	323,029
Current portion of program rights obligations	209,452	258,252
Deferred revenue	61,954	63,651
Current portion of long-term debt	—	11,068
Current portion of lease obligations	6,149	17,643
Total current liabilities	679,062	768,385
Program rights obligations	119,265	181,773
Long-term debt, net	1,663,478	1,741,225
Lease obligations	81,475	82,263
Deferred tax liabilities, net	180,256	108,164
Other liabilities	42,528	41,322
Total liabilities	2,766,064	2,923,132
Commitments and contingencies
Stockholders' equity:
Class A Common Stock, $0.01 par value, 360,000 shares authorized: 66,730 and 66,730 shares issued and 29,766 and 31,215 shares outstanding, respectively	667	667
Class B Common Stock, $0.01 par value, 90,000 shares authorized: 11,484 shares issued and outstanding	115	115
Preferred stock, $0.01 par value, 45,000 shares authorized: none issued	—	—
Paid-in capital	423,152	429,902
Accumulated earnings	2,087,761	2,176,124
Treasury stock, at cost (36,965 and 35,516 shares of Class A Common Stock, respectively)	(1,419,793)	(1,406,027)
Accumulated other comprehensive loss	(228,947)	(218,910)
Total AMC Global Media stockholders' equity	862,955	981,871
Non-redeemable noncontrolling interests	36,474	31,878
Total stockholders' equity	899,429	1,013,749
Total liabilities and stockholders' equity	$3,665,493	$3,936,881

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Capitalization	September 30, 2026
Cash and cash equivalents	$440,162

4.25% Senior Notes due February 2029	276,706
4.25% Convertible Senior Notes due February 2029 (a)	143,750
10.50% Senior Secured Notes due July 2032	1,315,098
Senior notes (b)	$1,735,554
Total debt	$1,735,554

Net debt	$1,295,392

Finance leases	13,121
Net debt and finance leases	$1,308,513

	Twelve Months Ended September 30, 2026
Operating Income (Loss) - (GAAP)	$(45,361)
Share-based compensation expense	24,057
Depreciation and amortization	83,365
Restructuring and other related charges	21,625
Impairment and other charges	179,064
Cloud computing amortization	8,698
Majority owned equity investees	17,592
Adjusted Operating Income - (Non-GAAP)	$289,040

Leverage ratio (c)	4.5	x
(a)Subject to the terms of the indenture for the Convertible Notes, the Convertible Notes may be converted at an initial conversion rate of 78.5083 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock).
(b)Represents the aggregate principal amount of the debt.
(c)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended September 30, 2026. No adjustments have been made for consolidated entities that are not 100% owned.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Adjusted Operating Income	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating income (loss)	$(41,614)	$55,518	$5,501	$184,184
Share-based compensation expenses (1)	5,728	6,027	18,554	19,827
Depreciation and amortization	19,447	21,378	57,690	68,750
Restructuring and other related charges	2,206	4,479	7,886	12,797
Impairment and other charges	81,280	—	81,280	—
Cloud computing amortization	1,892	2,405	6,308	8,343
Majority owned equity investees AOI	1,502	4,639	8,264	14,416
Adjusted operating income	$70,441	$94,446	$185,483	$308,317

(1) Includes $1.0 million and $2.0 million for the three and nine months ended September 30, 2026, respectively, associated with cash-settled director stock units granted to non-employee directors.

Free Cash Flow (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$(41,826)	$44,828	$82,833	$256,424
Less: capital expenditures	(10,613)	(2,832)	(27,190)	(24,502)
Free Cash Flow	$(52,439)	$41,996	$55,643	$231,922

Supplemental Cash Flow Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Restructuring initiatives (2)	$(884)	$(3,164)	$(20,613)	$(11,084)
Distributions to noncontrolling interests (3)	—	(7,271)	—	(7,271)
Legal settlement	(85,000)	—	(85,000)	—

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements and programming write-offs) that affect period-to-period comparability.

(2) Restructuring initiatives includes cash payments of $0.9 million and $19.6 million for severance and employee-related costs for the three and nine months ended September 30, 2026, respectively, and $1.0 million for content impairments and other exit costs for the nine months ended September 30, 2026. Restructuring initiatives includes cash payments of $3.1 million and $10.3 million for severance and employee-related costs for the three and nine months ended September 30, 2025, respectively, and $0.1 million and $0.8 million for content impairments and other exit costs for the three and nine months ended September 30, 2025, respectively.

(3) For the three months ended September 30, 2025, distributions to noncontrolling interests included a cash distribution of $7.3 million primarily related to the one-time retroactive revenue adjustment payments received in the U.K. that were recognized in the second and fourth quarters of 2024.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Three Months Ended September 30, 2026
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP)	$(82,690)	$36,656	$(1,352)	$(47,386)	$(1.13)
Adjustments:
Amortization of acquisition-related intangible assets	7,583	(1,720)	—	5,863	0.14
Restructuring and other related charges	2,206	(520)	—	1,686	0.04
Impairment and other charges	81,280	(17,595)	—	63,685	1.52
(Gain) loss on extinguishment of debt, net	—	—	—	—	—
Debt modification expenses	—	—	—	—	—
Dilutive income and share basis difference - GAAP vs. Adjusted(1)	1,527	(366)	—	1,161	(0.13)
Adjusted Results (Non-GAAP)	$9,906	$16,455	$(1,352)	$25,009	$0.44
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units, convertible debt and the accelerated share repurchase agreement that were considered anti-dilutive on a GAAP basis. The diluted weighted average common shares used in the above calculation was 56,313.

	Three Months Ended September 30, 2025
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP) (1)	$124,373	$(43,146)	$(3,552)	$77,675	$1.38
Adjustments:
Amortization of acquisition-related intangible assets	7,582	(1,727)	(359)	5,496	0.10
Restructuring and other related charges	4,479	(1,075)	(318)	3,086	0.05
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(105,316)	22,704	—	(82,612)	(1.47)
Tax reform (2)	—	6,716	—	6,716	0.12
Adjusted Results (Non-GAAP)	$31,118	$(16,528)	$(4,229)	$10,361	$0.18
(1) Includes the required adjustment for interest expense associated with the convertible debt.
(2) Represents a timing adjustment between current and deferred tax expense as a result of tax reform that reversed in the fourth quarter of 2025.

AMC GLOBAL MEDIA INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

Adjusted Earnings (Loss) Per Share
	Nine Months Ended September 30, 2026
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP)	$(131,032)	$48,069	$(5,236)	$(88,199)	$(2.06)
Adjustments:
Amortization of acquisition-related intangible assets	22,790	(5,172)	—	17,618	0.41
Restructuring and other related charges	7,886	(1,831)	—	6,055	0.14
Impairment and other charges	81,280	(17,595)	—	63,685	1.49
(Gain) loss on extinguishment of debt, net	3,784	(746)	—	3,038	0.07
Debt modification expenses	16,665	(3,933)	—	12,732	0.3
Dilutive income and share basis difference - GAAP vs. Adjusted (1)	4,582	(1,100)	—	3,482	(0.02)
Adjusted Results (Non-GAAP)	$5,955	$17,692	$(5,236)	$18,411	$0.33
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units, convertible debt and the accelerated share repurchase agreement that were considered anti-dilutive on a GAAP basis. The diluted weighted average common shares used in the above calculation was 56,407.

	Nine Months Ended September 30, 2025
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Less: Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Global Media's stockholders	Diluted EPS attributable to AMC Global Media's stockholders
Reported Results (GAAP) (1)	$233,314	$(74,937)	$(10,073)	$148,304	$2.63
Adjustments:
Amortization of acquisition-related intangible assets	23,372	(5,423)	(1,076)	16,873	0.30
Restructuring and other related charges	12,797	(1,953)	(1,359)	9,485	0.16
Impairment and other charges	—	—	—	—	—
(Gain) loss on extinguishment of debt, net	(131,061)	28,361	—	(102,700)	(1.82)
Tax reform (2)	—	6,716	—	6,716	0.12
Adjusted Results (Non-GAAP)	$138,422	$(47,236)	$(12,508)	$78,678	$1.39
(1) Includes the required adjustment for interest expense associated with the convertible debt.
(2) Represented a timing adjustment between current and deferred tax expense as a result of tax reform that reversed in the fourth quarter of 2025.